Exhibit 10.22.5.9.4

FOURTH AMENDMENT TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

PRIMEENERGY CORPORATION

THE GUARANTORS PARTY HERETO

COMPASS BANK

AS ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER

AND COLLATERAL AGENT

AND

THE LENDERS SIGNATORY HERETO

Effective

June 25, 2012

- i -

FOURTH AMENDMENT TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of June 25, 2012 (the “Effective Date”), by and among PRIMEENERGY CORPORATION, a Delaware corporation (the “Borrower”), PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation, PRIME OPERATING COMPANY, a Texas corporation, EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation, E O W S MIDLAND COMPANY, a Texas corporation, each lender that is a signatory hereto (individually, together with its successors and assigns, a “Lender” and collectively, together with their respective successors and assigns, the “Lenders”) and COMPASS BANK, an Alabama banking association and successor in interest to Guaranty Bank, FSB, a federal savings bank, as agent for the Lenders, letter of credit issuer and collateral agent for the Lenders and any other Lender Hedge Counterparties (in such capacities, together with its successors in such capacity pursuant to the terms of the Second Amended and Restated Credit Agreement referred to hereinafter, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Initial Guarantors (as such term is defined in such Second Amended and Restated Credit Agreement), the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated effective July 30, 2010, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated effective September 30, 3010, that certain Second Amendment to Second Amended and Restated Credit Agreement dated effective June 22, 2011 and that certain Third Amendment to Second Amended and Restated Credit Agreement dated effective December 8, 2011 (as so amended, the “Agreement”), to which reference is here made for all purposes;

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth herein, the Borrower, the Initial Guarantors, the Lenders and the Agent agree as follows:

ARTICLE I

DEFINITIONS

1.l Terms Defined Above. As used in this Fourth Amendment to Second Amended and Restated Credit Agreement, each of the terms “Agent,” “Agreement,” “Amendment,” “Borrower,” “Effective Date,” “Lender” and “Lenders” shal1 have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

AMENDMENTS

Effective as of the Effective Date, the Agreement is amended as follows:

2.1 Amendments to Section 1.2. Section 1.2 of the Agreement is amended to:

(a) substitute the following for the definition of “Applicable Margin” appearing in such Section 1.2:

“Applicable Margin’ shall mean (a) on any day and as to each LIBO Rate Loan or Base Rate Loan under the Facility, as the case may be, outstanding on such day the amount determined by reference to the following table:

Borrowing Base Utilization	Applicable Margin
	LIB0 Rate Loans	Base Rate Loans
≥90%	3.00%	2.00%
≥275% but <90%	2.75%	1.75%
≥250% but <7 5%	2.50%	1.50%
≥225% but <50%	2.25%	1.25%
<25%	2.00%	1.00%

provided, however, during any period while there exists any Deficiency, the relevant amount above shall be increased by two percent (2.00%) and, during any period while delivery of a required Reserve Report is delinquent, the Applicable Margin shall be that shown in the table above when the Borrowing Base Utilization is equal to or greater than ninety percent (90%)”;

(b) substitute the following for the definition of “Commitment Termination Date” appearing in such Section 2.1 :

“Commitment Termination Date’ shall mean the earlier of (a)         , 2017 and (b) the date the Commitments are terminated pursuant to the provisions of Section 7.2.”;

(c) substitute the following for the definition of “Guaranties” appearing in such Section 1.2:

“Guaranties’ shall mean, collectively, the Guaranty dated the Closing Date by the Initial Guarantors in favor of the Agent, in substantially the form attached hereto as Exhibit VII, and those certain agreements, each styled “Guaranty”, entered into after the Closing Date by Prime Offshore LLC and newly formed Domestic Subsidiaries of the Borrower or any of its Subsidiaries in favor of the Agent for the benefit of the Lenders in substantially the form of the Guaranty executed by the Initial Guarantors or in such other form as shall be reasonably satisfactory to the Agent.”;

(d) substitute the following for the definition of “Guarantors” appearing in such Section 1.2”

“Guarantors’ shall mean the Initial Guarantors, Prime Offshore LLC and any and all future Domestic Subsidiaries of the Borrower or any of its Subsidiaries.”;

(e) substitute the following for the definition of “Joinder Agreement” appearing in such Section 1.2:

“Joinder Agreement’ shall mean each agreement, in form and substance reasonably acceptable to the Agent, pursuant to which a Domestic Subsidiary of the Borrower or any of its Subsidiaries makes certain representations and warranties to the Agent and the Lenders and agrees to be bound by the covenants in Article V and Article VI as if such were stated to be applicable to it and which agreement shall constitute a Loan Document.”;

(f) substitute the following for the definition of “Required Lenders” appearing in such Section 1.2:

“Required Lenders’ shall mean, at any time when no Loans or Letters of Credit are outstanding, two or more Lenders (including, in each relevant instance, the Lender serving as the Agent, so long as a Lender is serving as the Agent) holding in the aggregate Percentage Shares at least equal to sixty six and two thirds percent (66.67%) of the Commitment Amount and, at any time when any Loans or Letters of Credit are outstanding, two or more Lenders (including, in each relevant instance, the Lender serving as the Agent, so long as a Lender is serving as the Agent) which in the aggregate hold at least equal to sixty six and two thirds percent (66.67%) of the sum of the Loan Balance (without regard to any sale of a participation in any Loan) and the L/C Exposure.”; and

(g) substitute the following for the definition of “Subsidiary Guarantors” appearing in such Section 1.2:

“Subsidiary Guarantors’ shall mean the Domestic Subsidiaries of the Borrower or any Subsidiary of any such Subsidiary which are Guarantors.’”

2.2 Amendment to Section 3.2. Clause (i) of Section 3.2 of the Agreement is amended to delete “, other than Prime Offshore LLC,” appearing in the first line of the text of such clause (i).

2.3 Amendment to Section 5.2. Section 5.2 of the Agreement is amended to read as follows in its entirety:

“5.2 Quarterly Financial Statements and Compliance Certificates. Deliver to the Agent and, upon request, any Lender, on or before the 50th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the calendar quarter ending June 30, 2012, (a) a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and its consolidated Subsidiaries as at the close of the relevant quarterly period and from the beginning of the relevant fiscal year to the end of the relevant quarterly period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the financial condition of the Borrower on a consolidated basis with its consolidated Subsidiaries, subject to changes resulting from normal year end audit adjustments and (b) a Compliance Certificate prepared as of the close of the relevant quarterly period.”

2.4 Amendment to Section 5.3. Section 5.3 of the Agreement is amended to read as follows in its entirety:

“5.3 Annual Financial Statements and Compliance Certificate. Deliver to the Agent and, upon request, any Lender, on or before the 105th day after the close of each fiscal year of the Borrower, commencing with that ending on December 31, 2012, (a) a copy of the annual audited consolidated and unaudited consolidating Financial Statements of the Borrower and its consolidated Subsidiaries, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the financial condition of the Borrower on a consolidated basis with its consolidated Subsidiaries and such audited Financial Statements to be accompanied by an unqualified opinion from a nationally-recognized or regionally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Agent, and (b) a Compliance Certificate prepared as of the close of the relevant fiscal year.”

2.5 Amendment to Section 5.9. Section 5.9 of the Agreement is amended to delete “, but expressly excluding Prime Offshore LLC.” appearing in the third line of the text of such Section 5.9.

2.6 Amendments to Section 6.1. Clause (iii) of the first proviso in Section 6.l(a) of the Agreement is amended to read as follows in its entirety:

“(iii) Commodity Hedge Agreements, in form and substance and with an Approved Hedge Counterparty, provided that the notional volumes for which (when aggregated with other Commodity Hedge Agreements then in effect, other than basis differential swaps on volumes already hedged pursuant to other Commodity Hedge Agreements) do not exceed, as of the date such Commodity Hedge Agreement is executed, ninety percent (90%) of the reasonably anticipated projected production from proved developed producing reserves for each month during the period during which such Commodity Hedge Agreement is in effect for each of crude oil and natural gas, calculated separately, for each of the next four succeeding calendar years and seventy percent (70%) of the reasonably anticipated projected production from proved developed producing reserves for each month during the period during which such Commodity Hedge Agreement is in effect for each of crude oil and natural gas, calculated separately, for the fifth succeeding calendar year; provided that puts and put options may be purchased on production that is subject of an acquisition, pending the completion of such acquisition, and puts, excluding the effect of the provision for pending acquisitions, may be purchased limited to total notional volumes of all Commodity Hedge Agreements and put options not exceeding 100% of projected production from proved developed producing reserves”;

the references to “Prime Offshore LLC” appearing in the first proviso in Section 6.1 of the Agreement are amended to read “Prime Offshore L.L.C.”; clause (vi) of the first proviso in Section 6.1 of the Agreement is amended to add “, but expressly excluding Prime Offshore L.L.C.”, following “Subsidiary Guarantor at the end of such clause (vi); a new clause (vii) is added to the first proviso in Section 6.1 of the Agreement reading as follows:

“, (vii) Indebtedness of Prime Offshore L.L.C. owed to the Borrower and the other Subsidiary Guarantors as of         , 2012 and any incurred on or after         , 2012, so long as, at the time of incurrence of any such Indebtedness subsequent to         , 2012, (A) no Default, Event of Default or Deficiency exists or would result therefrom and (B) after giving effect thereto the Available Commitment equals at least fifteen percent (15%) of the then existing Commitment Amount”; and

clause (vii) of the first proviso in Section 6.1 of the Agreement is re-numbered to be clause (viii) of such proviso.

2.7 Amendments to Section 6.7. Section 6.7 of the Agreement is amended to read as follows in its entirety:

“6.7 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided,

however, the foregoing restriction shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees for the payment of expenses in the ordinary course of business not exceeding $100,000 in the aggregate for the Borrower on a consolidated basis with its consolidated Subsidiaries, (c) loans or advances by the Borrower or any Domestic Subsidiary of the Borrower to a Subsidiary Guarantor other than Prime Offshore L.L.C., (d) loans or advances to limited partnerships in which the interest of the Borrower therein is subject to a first priority Lien in favor of the Agent to secure the Obligations (other than Chase Energy, L.P., a Texas limited partnership) outstanding as of December 31, 2009 and additional loans and advances to such limited partnerships made thereafter not exceeding $1,000,000 in the aggregate each calendar year when considered together with Investments in such limited partnerships which are the subject of clause (f) in the proviso appearing in Section 6.8, (e) loans or advances to Chase Energy, L.P., a Texas limited partnership, outstanding at December 31, 2009 and additional loans and advances to Chase Energy, L.P., a Texas limited partnership, made thereafter not exceeding $2,000,000 (net of amounts received from Chase Energy, L.P., a Texas limited partnership, during the relevant period of four consecutive calendar quarters as repayments of loans or advances or as dividends or distributions) in the aggregate in any period of four consecutive calendar quarters when considered with Investments in Chase Energy, L.P., a Texas limited partnership, which are the subject of clause (g) in the proviso appearing in Section 6.8 or (f) so long as (i) no Default, Event of Default or Deficiency exists or would result therefrom and (ii) after giving effect thereto the Available Commitment equals at least fifteen percent (15%) of the then existing Commitment Amount, loans or advances to Prime Offshore L.L.C.”

2.8 Amendments to Section 6.8. Section 6.8 of the Agreement is amended to read as follows in its entirety:

“6.8 Investments. Make or acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) cornmercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody’s Investor

Service, Inc. or A-2 by Standard & Poor’s Corporation and with maturities of no more than one year from the date of acquisition or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers’ acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through any Lender or any bank or trust company organized under the laws of the United States of America or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section 8.6, (d) Investments in money-market funds sponsored or administered by Persons acceptable to the Agent and which funds invest in short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section 6.8, (e) evidences of loans or advances not prohibited by the provisions of Section 6.7, (f) Investments in limited partnerships in which the interest of the Borrower therein is subject to a first priority Lien in favor of the Agent to secure the Obligations (other than Chase Energy, L.P., a Texas limited partnership) existing as of December 31, 2009 and additional Investments in such limited partnerships made thereafter not exceeding $1,000,000 in the aggregate each calendar year when considered together with loans and advances to such limited partnerships which are the subject of clause (d) in the proviso appearing in Section 6.7, (g) Investments in Chase Energy, L.P., a Texas limited partnership, existing as of December 31, 2009 and additional Investments in Chase Energy, L.P., a Texas limited partnership, made thereafter not exceeding $2,000,000 (net of amounts received from Chase Energy, L.P., a Texas limited partnership, during the relevant period of four consecutive calendar quarters as dividends or distributions or as repayments of loans or advances) in the aggregate in any period of four consecutive calendar quarters year when considered with loans or advances to Chase Energy, L.P., a Texas limited partnership, which are the subject of clause (e) appearing in Section 6.7, (h) so long as (i) no Default, Event of Default or Deficiency exists or would result therefrom and (ii) after giving effect thereto the Available Commitment equals at least fifteen percent (15%) of the then existing Commitment Amount, Investments in Prime Offshore L.L.C. or (i) Investments in Subsidiary Guarantors other than Prime Offshore L.L.C.”

2.9 Amendment to Section 6.9. Clause (c) of the proviso to Section 6.9 of the Agreement is amended to read as follows in its entirety:

“(c) dividends, distributions and repurchases of its stock by the Borrower of up to $5,000,000 in the aggregate in each calendar year, so long as (i) no Default, Event of Default or Deficiency exists or would result therefrom and (ii) the Available Commitment equals at least ten percent (10%) of the then existing Commitment Amount.”

2.10 Amendments to Section 6.15. Section 6.1 5 of the Agreement is amended to (a) delete “, but expressly excluding Prime Offshore LLC,” following “Subsidiaries” in clause (a) of such Section 6.15 and (b) delete “(but expressly excluding any contribution to EBITDAX as a result of the activities of Prime Offshore LLC)” following “EBITDAX” at the start of clause (b) of such Section 6.15.

2.11 Amendments to Section 6.16. Section 6.16 of the Agreement is amended to (a) delete “(but expressly excluding any contribution to EBITDAX as a result of the activities of Prime Offshore LLC)” appearing in clause (a) of such Section 6.16 and (b) delete “(but expressly excluding cash Interest Expense of Prime Offshore LLC)” appearing in clause (b) of such Section 6.16.

2.12 Replacement of Exhibit IV. Exhibit IV to the Agreement is replaced with Exhibit IV attached to this Amendment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is expressly subject to (a) receipt by the Agent from the Borrower of payment, in immediately available funds, of the fees provided for in the Fee Letter dated April 11, 2012 between Compass Bank and the Borrower and due and payable upon execution of this Amendment and (b) receipt by the Agent of multiple counterparts of the following, as requested by the Agent:

(a) a Joinder Agreement by Prime Offshore L.L.C., duly executed by an authorized representative of Prime Offshore L.L.C.;

(b) a Guaranty, in form and substance satisfactory to the Agent, by Prime Offshore L.L.C., duly executed by an authorized representative of Prime Offshore L.L.C.;

(c) a certificate issued by the secretary or an assistant secretary or another authorized representative of Prime Offshore L.L.C. certifying copies of the organizational documents of Prime Offshore L.L.C. as being correct and complete;

(d) a certificate of incumbency, including specimen signatures of all officers or other representatives of Prime Offshore L.L.C. who are authorized to execute Loan Documents on behalf of Prime Offshore L.L.C., each such certificate being executed by the secretary or an assistant secretary or another authorized representative of Prime Offshore L.L.C.;

(e) copies of resolutions adopted by the governing body of Prime Offshore L.L.C. approving the Loan Documents to which Prime Offshore L.L.C. is a party and authorizing the transactions contemplated therein, accompanied by a certificate issued by the secretary or an assistant secretary or another authorized representative of Prime Offshore L.L.C. to the effect that such copies are true and correct copies of resolutions duly adopted and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or rescinded in any respect and are in full force and effect as of the date of such certificate; and

(f) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and, if applicable, good standing of Prime Offshore L.L.C. in its jurisdiction of organization;

Upon receipt by the Agent of the payment of such fees and such additional required documentation, this Amendment shall be effective as of the Effective Date.

ARTICLE IV

RATIFICATION AND ACKNOWLEDGMENTS

Each of the Borrower, the Initial Guarantors, the Lenders and the Agent does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Furthermore, each of the Borrower, the Agent and the Lenders hereby acknowledges and agrees that, pursuant to Section 2.10 of the Agreement, as of the Effective Date, the Borrowing Base in effect under the Agreement is $125,000,000 and the Monthly Reduction Amount in effect under the Agreement is $0.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Initial Guarantors does hereby re-make in favor of the Lenders and the Agent each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment. Further to the foregoing, the Borrower and each of the Initial Guarantors specifically represents and warrants to the Lenders and the Agent that no Default or Event of Default exists as of the date of execution of this Amendment and giving effect to this Amendment.

ARTICLE VI

MISCELLANEOUS

6.1 Parties in Interest. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

6.2 Rights of Third Parties. Except as provided in Section 6.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

6.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

6.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

6.5 Invalidity. IN THE EVENT THAT ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AMENDMENT SHALL FOR ANY REASON BE HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AMENDMENT.

6.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICT OF LAWS.

6.7 Scope of Amendment. This Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(Signatures appear on following pages)

IN WITNESS WHEREOF, this Fourth Amendment to Second Amended and Restated Credit Agreement is executed effective as of the Effective Date.

BORROWER:

PRIMEENERGY CORPORATION

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President, Treasurer
and Chief Financial Officer

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and Treasurer

PRIME OPERATING COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and Treasurer

EASTERN OIL WELL SERVICE COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and Treasurer

(Signatures continue on following pages)

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and Treasurer

E O W S MIDLAND COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and Treasurer

(Signatures continue on following pages)

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

AGENT:

COMPASS BANK, as Agent

By:	/s/ Ann Van Wagener
Ann Van Wagener
Vice President

LENDER:

COMPASS BANK,

By:	/s/ Ann Van Wagener
Ann Van Wagener
Vice President

(Signatures continue on following pages)

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

(Signatures continue on following pages)

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jo Linda Papadakis
Jo Linda Papadakis
Authorized Officer

(Signatures continue on following page)

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

LENDER: AMEGY BANK NATIONL, ASSOCIATION

By:	/s/ Mark A. Serice
Mark A. Serice
Senior Vice President

(Signature page to Fourth Amendment to Second

Amended and Restated Credit Agreement)

EXHIBIT IV

FACILITY AMOUNTS

Name/Address of Lender	Percentage Share	Facility Amount
Compass Bank	30.0%	$75,000,000
24 Greenway Plaza, Suite 1400A
Houston, Texas 77046
Attn: Kathleen J. Bowen
Facsimile: (713) 499-8722

Wells Fargo Bank	30.0%	$75,000,000
National Association
1700 Lincoln Street
3rd Floor, MAC C7300-034
Denver, Colorado 80274
Attn: Elaine Cunningham
Facsimile: (303) 863-5998

JPMorgan Chase Bank, N.A.	25.0%	$62,500,000
712 Main Street
8th Floor South
Houston, Texas 77002
Attn: Jo Linda Papadakis
Facsimile: (713) 216-7770

Amegy Bank National	15.0%	$37,500,000
Association
4400 Post Oak Parkway
4th Floor
Houston, Texas 77027
Attn: Energy Lending Dept.
Facsimile: (713) 561 -0345

	100%	$250,000,000

Exhibit IV